EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (333-137055) of our report dated November 18, 2005 relating to the financial statements, which appear in Peace Arch Entertainment Group Inc.’s Annual Report on Form 20-F for the year ended August 31, 2005.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

                                          /s/ PRICE WATERHOUSECOOPERS LLP.

                                          Chartered Accountants

Vancouver, Canada

October 31, 2006